As filed with the Securities and Exchange Commission on September 13, 2002.


                                FILE NO. 811-8996


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                 Amendment No. 9

                         BBH INTERNATIONAL EQUITY PORTFOLIO


               (Exact Name of Registrant as Specified in Charter)



                       63 Wall Street, New York, NY 10005

                    (Address of Principal Executive Offices)



       Registrant's Telephone Number, Including Area Code: (800) 575-1265





       Timothy J. Connelly, 50 Milk Street, Boston, Massachusetts 02109


                     (Name and Address of Agent for Service)


                       Copy to: John E. Baumgardner, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004

WS5313J



                                EXPLANATORY NOTE


       This Amendment to the Registration Statement on Form N1-A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                 Offering Circular





                          BBH European Equity Portfolio
                       BBH Pacific Basin Equity Portfolio
                       BBH International Equity Portfolio






















            The date of this Offering Circular is September 13, 2002.



Reference No.  ________

                                TABLE OF CONTENTS

                                                                         Page
                                                                       --------
Investment Objective                                                      3
Principal Investment Strategies                                           3
Principal Risk Factors                                                    4
Fees and Expenses of the Portfolios                                       7
Investment Adviser                                                        8
Investor Information                                                      8












In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Beneficial interests in the BBH European Equity, BBH Pacific Basin Equity and BBH International Equity Portfolios (the "Portfolios") have not been recommended by any U.S. Federal or state or non-U.S. securities commissions or regulatory authority. Furthermore, none of the foregoing authorities has confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

Beneficial interest in the Portfolios have not and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), and will be issued solely in private placement transactions that do not involve a public offering within
Section 4(2) of the 1933 Act. Beneficial interests in the Portfolios may not be transferred or resold except as permitted under the 1933 Act and the applicable state or other securities laws pursuant to registration of exemption therefrom. There will be no public market for beneficial interests in the Portfolios, and there is no obligation on the part or any person to register under the 1933 Act or any state securities law.

INVESTMENT OBJECTIVE

     The investment objective of each Portfolio is to provide investors with long-term maximization of total return, primarily through capital appreciation.



PRINCIPAL INVESTMENT STRATEGIES

                          BBH European Equity Portfolio


     Under normal circumstances the Investment Adviser invests at least 80% of the assets of the BBH European Equity Portfolio (defined as net assets plus any borrowings for investment purposes) in equity securities of companies principally traded in the European Union (Belgium, Denmark, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, United Kingdom), as well as Finland, Norway, Sweden and Switzerland. The Portfolio may also invest from time to time in other markets in the region, including Austria, Czech Republic, Hungary, Poland, Romania, Russia, Slovakia and Turkey.


                       BBH Pacific Basin Equity Portfolio


     Under normal circumstances the Investment Adviser invests at least 80% of the assets of the BBH Pacific Basin Equity Portfolio (defined as net assets plus any borrowings for investment purposes) in equity securities of companies principally traded in Pacific Basin countries, including Australia, Hong Kong, Japan, New Zealand and Singapore. The Portfolio may also from time to time invest in other markets in the region, including Bangladesh, China, India, Indonesia, Malaysia, Pakistan, Philippines, Sri Lanka, South Korea, Taiwan and Thailand.


                       BBH International Equity Portfolio


     Under normal circumstances the Investment Adviser invests at least 80% of the assets of the BBH International Equity Portfolio (defined as net assets plus any borrowings for investment purposes) in equity securities of companies based outside the United States and Canada in the developed markets of the world. These markets include Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom. The Portfolio may also from time to time invest in emerging markets of India, Indonesia, Pakistan, South Korea, Sri Lanka, Thailand, Taiwan, and the Philippines.


                                 Each Portfolio

     Although the Investment Adviser expects to invest the assets of each Portfolio primarily in common stocks, it may also purchase other securities with equity characteristics, including securities convertible into common stock, rights and warrants. The Investment Adviser may purchase these equity securities directly or in the form of American Depositary Receipts, Global Depositary Receipts or other similar securities representing securities of foreign-based companies. Although the Investment Adviser invests primarily in equity securities which are traded on foreign or domestic national securities exchanges, the Investment Adviser may also purchase equity securities which are traded in foreign or domestic over-the-counter markets. The Investment Adviser may invest in securities of appropriate investment companies in order to obtain participation in markets or market sectors which restrict foreign investment or to obtain more favorable investment terms.

     The Investment Adviser's investment management style is best characterized as a core fundamental approach, with primary emphasis given to bottom-up stock selection. Regional/ country allocation and currency exposure are a residual of the stock selection process and are used as risk management tools. The Portfolio's investment benchmark includes the full spectrum of growth and value issues. Therefore, our analyst coverage and portfolio construction take advantage of investment ideas throughout the growth-value spectrum.

     The Investment Adviser's stock selection process places emphasis on large and medium capitalization and globally competitive companies with strong business models and market positions. These companies provide the optimal combination of superior returns, consistent performance and moderate volatility over the near and long term. In accord with that large cap bias, analysts provide investment options throughout the MSCI index universe, both by market capitalization and by sector. Analysts may consider stocks outside that universe as a means of opportunistically adding value with non-MSCI names.

     Each analyst must provide a rating for every stock in his universe. A rigorous application of qualitative and quantitative analysis results in an opinion and ranking for each stock in the universe. These rankings are communicated through the Analyst Tracking System (ATS). Analyst opinions on company fundamentals and prospects are expressed in terms of percentage weights relative to the stock's weight in its MSCI sector. Issues with a market weight or greater in the ATS form the universe of issues appropriate for inclusion in each Portfolio.

     Portfolio construction in each Portfolio is the result of selecting issues from the ATS which, when combined with regional allocation policies, benchmark considerations, and risk management, will produce a well-diversified portfolio expected to outperform its benchmark over a 12-18 month time horizon.

     The Investment Adviser buys and sells securities denominated in currencies other than the U.S. dollar, and interest, dividends and sale proceeds are received in currencies other than the U.S. dollar. The Investment Adviser enters into foreign currency exchange transactions from time to time to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. Futures contracts on stock indexes may be entered into for a Portfolio solely as a hedge against changes in the market value of portfolio securities or securities intended to be purchased. Forward foreign exchange contracts may be entered in on behalf of a Portfolio in order to protect the dollar value of securities denominated in foreign currencies that are held or intended to be purchased.

     In response to adverse market, economic, political and other conditions, the Investment Adviser may make temporary investments for each Portfolio that are not consistent with its investment objective and principal investment strategies. Such investments may prevent a Portfolio from achieving its investment objective.


PRINCIPAL RISK FACTORS

     The principal risks of investing in each Portfolio and the circumstances reasonably likely to adversely affect an investment are described below. An Investor may lose money by investing in the Portfolios.

   The principal risks of investing in the Portfolios are:

     o Market Risk:

     This is the risk that the price of a security will fall due to changing economic, political or market conditions, or due to a company's individual situation.

     o Foreign Investment Risk:

     Investing in equity securities of foreign-based companies involves risks not typically associated with investing in equity securities of companies organized and operated in the United States.

     Changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations may adversely affect the value of such investments. Changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the operations of the Portfolios. The economies of individual foreign nations differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. It may be more difficult to obtain and enforce a judgment against a foreign company. Dividends and interest paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on foreign investments as compared to dividends and interest paid to other funds by domestic companies.

     In general, less information is publicly available with respect to foreign-based companies than is available with respect to U.S. companies. Most foreign-based companies are also not subject to the uniform accounting and financial reporting requirements applicable to companies based in the United States.

     In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of the New York Stock Exchange. Accordingly, foreign investments are less liquid and their prices are more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. companies, may affect portfolio liquidity. In buying and selling securities on foreign exchanges, fixed commissions are normally paid that are generally higher than the negotiated commissions charged in the United States. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and companies in foreign countries than in the United States.

     The foreign investments made by the Investment Adviser are in compliance with the currency regulations and tax laws of the United States and foreign governments. There may also be foreign government regulations and laws which restrict the amounts and types of foreign investments.

     Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the BBH European Equity Portfolio, BBH
Pacific Basin Equity Portfolio and BBH International Equity Portfolio hold various foreign currencies from time to time, the value of their respective net assets as measured in U.S. dollars is affected favorably or unfavorably by changes in exchange rates. BBH European Equity Portfolio, BBH Pacific Basin Equity Portfolio and BBH International Equity Portfolio also incur costs in connection with conversion between various currencies.

o        Geographic Concentration Risk:

     Because the Investment Adviser invests a significant portion of the assets of the European Equity Portfolio and Pacific Basin Equity Portfolio in a specific geographical region, the value of their investments and the net asset value of the Fund could decline more dramatically as a result of adverse events affecting those regions.

o       Developing Countries:

     The Investment Adviser may invest the assets of the BBH European Equity Portfolio and the BBH International Equity Portfolio in securities of issuers based in developing countries. The Investment Adviser may invest a substantial portion of the assets of the BBH Pacific Basin Equity Portfolio in the securities of issuers based in developing countries. Investments in securities of issuers in developing countries may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the small current size of the markets for securities of issuers in developing countries and the currently low or non-existent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolios' investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.

o        Mid-Cap Risk:

     The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of securities of smaller issuers can be more volatile than that of larger issuers.

o  Diversification Risk

     Each Portfolio is classified as "non-diversified" for purposes of the Investment Company Act of 1940, as amended, which means that it is not limited by that Act with regard to the portion of its assets that may be invested in the securities of a single issuer. The possible assumption of large positions in the securities of a small number of issuers may cause performance to fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or in the market's assessment of the issuers.

     Investments in the Portfolios are neither insured nor guaranteed by the U.S. Government. Beneficial Interests in the Portfolios are not deposits or obligations of, or guaranteed by, Brown Brothers Harriman or any other bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal, state or other governmental agency.

FEES AND EXPENSES OF THE PORTFOLIOS

     The tables below describe the fees and expenses that an investor may pay if that investor invests in the Portfolios.


                                  INVESTOR FEES
                                            (Fees paid directly from an investor's account)

                                                        BBH European      BBH Pacific Basin   BBH International
                                                      Equity Portfolio    Equity Portfolio    Equity Portfolio
                                                         -----------         -----------         ----------
Maximum Sales Charge (Load)
Imposed on Purchases                                         None                None                 None
Maximum Deferred Sales Charge (Load)                         None                None                 None
Maximum Sales Charge (Load)
Imposed on Reinvested Dividends                              None                None                 None
Redemption Fee                                               None                None                 None
Exchange Fee                                                 None                None                 None



                       ANNUAL PORTFOLIO OPERATING EXPENSES
                       (Expenses that are deducted from Portfolio assets as a percentage of average net assets)
                                                               BBH European        BBH Pacific Basin   BBH International
                                                             Equity Portfolio      Equity Portfolio   Equity Portfolio
                                                                -----------          ------------         ------------

Management Fees                                                    0.65%                  0.65%               0.65%
Distribution (12b-1) Fees                                          None                   None                None
Other Expenses                                                     0.19                   0.42                0.17
                                                                   ----                   ----                ----
Total Portfolio Operating Expenses                                 0.84%                  1.07%               0.82%
                                                                   ----                   ----                ----

INVESTMENT ADVISER

     The Investment Adviser to each Portfolio is Brown Brothers Harriman, Private Bankers, a New York limited partnership established in 1818. The firm is subject to examination and regulation by the Superintendent of Banks of the State of New York and by the Department of Banking of the Commonwealth of Pennsylvania. The firm is also subject to supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts. The Investment Adviser is located at 59 Wall Street, New York, NY 10005.

     The Investment Adviser provides investment advice and portfolio management services to each Portfolio. Subject to the general supervision of the Trustees of each Portfolio, the Investment Adviser makes the day-to-day investment decisions for each Portfolio, places the purchase and sale orders for the portfolio transactions of each Portfolio, and generally manages each Portfolio's investments. The Investment Adviser provides a broad range of investment management services for customers in the United States and abroad. At December 31, 2001, it managed total assets of approximately $38 billion.

     A team of individuals manages each Portfolio on a day-to-day basis. This team includes Mr. Jeffrey A. Schoenfeld, Mr. G. Scott Clemons, Mr. Mohammad Rostom and Ms. Camille M. Kelleher. Mr. Schoenfeld holds a B.A. from the University of California, Berkeley and a M.B.A. from the Wharton School of the University of Pennsylvania. He joined Brown Brothers Harriman in 1984. Mr. Clemons holds a A.B. from Princeton University and is a Chartered Financial Analyst. He joined Brown Brothers Harriman in 1990. Mr. Rostom holds a B.S. from Rochester Institute of Technology and a M.A. from Temple University. He joined Brown Brothers Harriman in 1997. Prior to joining Brown Brothers Harriman, he worked for Kulicke & Soffa Industries. Ms. Kelleher holds a B.A. from Barnard College and a M.B.A. from Columbia University. She joined Brown Brothers Harriman in 1984.

     For  their  fiscal  year  ended  October  31,  2001,  BBH  European  Equity
Portfolio, BBH Pacific Basin Equity Portfolio and BBH International Equity Portfolio each paid the Investment Adviser a fee, computed daily and payable monthly, equal to 0.65% of the average daily net assets of each Portfolio. This fee compensates the Investment Adviser for its services and expenses (such as salaries of its personnel).



INVESTOR INFORMATION

                                 NET ASSET VALUE

     The net asset value of each Portfolio is normally determined every day the New York Stock Exchange is open for regular trading. Each Portfolio calculates its net asset value once daily at 4:00 P.M., New York time.

     Each Portfolio values its assets on the basis of their market quotations and valuations provided by independent pricing services. If quotations are not readily available, the assets are valued at fair value in accordance with procedures established by the Portfolio's Trustees. A security or other asset held by a Portfolio may also be fair valued if events materially affecting the price of the security or other asset occur between the time the exchange on which the security or other asset is traded closes and the time the Portfolio values its assets.

                           INVESTMENT IN THE PORTFOLIO

     Beneficial interests in each Portfolio are issued solely in private placement transactions. Investments in the Portfolio may only be made by other investment companies, or similar organizations or entities which are "accredited investors". This Offering Circular does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933.

     An investment in each Portfolio may be made without a sales load. Investors may invest into the Portfolio on any day the net asset value is calculated if the Portfolio receives an order, including acceptable payment for such order, prior to such calculation.

     The minimum initial investment in each Portfolio is $5 million ($5,000,000). Because each Portfolio intends to be fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the custodian of the Portfolio's account by a Federal Reserve Bank).

     Each Portfolio reserves the right to cease accepting investments at any time or reject any investment order.

                          WITHDRAWAL FROM THE PORTFOLIO

     An investor in a Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio on the within 5 business day after the reduction is effected. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchanges is closed for business (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, if an emergency exists.

     Each Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or reductions, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of a Portfolio.

                                     PART B


ITEM 10.  COVER PAGE.

         Not applicable.

         TABLE OF CONTENTS.                                   PAGE

         Portfolio History . . . . . . . . . . . . . . . . . .  B-1
         Description of Portfolio and Its Investments and Risks B-1
         Management of the Portfolio . . . . . . . . . . . . .  B-8
         Control Persons and Principal Holders . . . . . . . .  B-10
         Investment Advisory and Other Services  . . . . . . .  B-11
         Brokerage Allocation and Other Practices  . . . . . .  B-12
         Capital Stock and Other Securities  . . . . . . . . .  B-13
         Purchase, Redemption and Pricing of
         Securities Being Offered  . . . . . . . . . . . . . .  B-14
         Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-15
         Underwriters  . . . . . . . . . . . . . . . . . . . .  B-16
         Calculations of Performance Data  . . . . . . . . . .  B-16
         Financial Statements  . . . . . . . . . . . . . . . .  B-17
         Appendix

ITEM 11. PORTFOLIO HISTORY.

         The BBH International Equity Portfolio is a trust organized under the laws of the State of New York on August 23, 1994.


ITEM 12. DESCRIPTON OF PORTFOLIO AND ITS INVESTMENTS AND RISKS.

         The investment objective of the Portfolio (the "Portfolio") is to provide investors with long-term maximization of total return, primarily through capital appreciation.

         Brown Brothers Harriman & Co. is the Portfolio's investment adviser (the "Investment Adviser").

       The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective as set forth above and in Part A.


                               EQUITY INVESTMENTS

       Equity investments may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time and to receive interest or dividends until the holder elects to convert. The provisions of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holder's claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holder's claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

                              DOMESTIC INVESTMENTS

       The assets of the Portfolio are not invested in domestic securities (other than short-term instruments), except temporarily when extraordinary circumstances prevailing at the same time in a significant number of foreign countries render investments in such countries inadvisable.

                               HEDGING STRATEGIES

       Subject to applicable laws and regulations and solely as a hedge against changes in the market value of portfolio securities or securities intended to be purchased, put and call options on stocks, stock indexes and currencies may be purchased and futures contracts on stock indexes may be entered into for the Portfolio, although in each case the current intention is not to do so in a manner that more than 5% of the Portfolio's net assets are at risk.

       OPTIONS ON STOCK. A call option on a stock gives the purchaser of the option the right to buy the underlying stock at a fixed price at any time during the option period. Similarly, a put option gives the purchaser of the option the right to sell the underlying stock at a fixed price at any time during the option period. To liquidate a put or call option position, a "closing sale transaction" may be made at any time prior to the expiration of the option which involves selling the option previously purchased.

         Covered call options may also be sold (written) on stocks, although in each case the current intention is not to do so. A call option is "covered" if the writer owns the underlying security.

       OPTIONS ON STOCK INDEXES. A stock index fluctuates with changes in the market values of the stocks included in the index. Examples of stock indexes are the Standard & Poor's 500 Stock Index (Chicago Board of Options Exchange), the New York Stock Exchange Composite Index (New York Stock Exchange), The Financial Times-Stock Exchange 100 (London Traded Options Market), the Nikkei 225 Stock Average (Osaka Securities Exchange) and Tokyo Stock Price Index (Tokyo Stock Exchange).

       Options on stock indexes are generally similar to options on stock except that the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a fixed price ("strike price"), an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the strike price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (b) a fixed "index multiplier". Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the price of the option. The amount of cash received is equal to such difference between the closing price of the index and the strike price of the option expressed in U.S. dollars or a foreign currency, as the case may be, times a specified multiple.

       The effectiveness of purchasing stock index options as a hedging technique depends upon the extent to which price movements in the portion of the securities portfolio being hedged correlate with price movements of the stock index selected. The value of an index option depends upon future movements in the level of the overall stock market measured by the underlying index before the expiration of the option. Accordingly, the successful use of options on stock indexes is subject to the Investment Adviser's ability both to select an appropriate index and to predict future price movements over the short term in the overall stock market. Brokerage costs are incurred in the purchase of stock index options and the incorrect choice of an index or an incorrect assessment of future price movements may result in poorer overall performance than if a stock index option had not been purchased.

       OPTIONS ON CURRENCIES. A call option on a currency gives the purchaser of the option the right to buy the underlying currency at a fixed price, either at any time during the option period (American style) or on the expiration date (European style). Similarly, a put option gives the purchaser of the option the right to sell the underlying currency at a fixed price, either at any time during the option period or on the expiration date. To liquidate a put or call option position, a "closing sale transaction" may be made for a Portfolio at any time prior to the expiration of the option, such a transaction involves selling the option previously purchased. Options on currencies are traded both on recognized exchanges (such as the Philadelphia Options Exchange) and over-the-counter.

       The value of a currency option purchased depends upon future changes in the value of that currency before the expiration of the option. Accordingly, the successful use of options on currencies is subject to the Investment Adviser's ability to predict future changes in the value of currencies over the short term. Brokerage costs are incurred in the purchase of currency options and an incorrect assessment of future changes in the value of currencies may result in a poorer overall performance than if such a currency had not been purchased.

       Futures Contracts on Stock Indexes. In order to assure that the Portfolio is not deemed a "commodity pool" for purposes of the Commodity Exchange Act, regulations of the Commodity Futures Trading Commission ("CFTC") require that the Portfolio enter into transactions in Futures Contracts and options on Futures Contracts only (i) for bona fide hedging purposes (as defined in CFTC regulations), or (ii) for non-hedging purposes, provided that the aggregate initial margin and premiums on such non-hedging positions does not exceed 5% of the liquidation value of the Portfolio's assets.

       Futures Contracts provide for the making and acceptance of a cash settlement based upon changes in the value of an index of stocks and are used to hedge against anticipated future changes in overall stock market prices which otherwise might either adversely affect the value of securities held for the Portfolio or adversely affect the prices of securities which are intended to be purchased at a later date. A Futures Contract may also be entered into to close out or offset an existing futures position.

       In general, each transaction in Futures Contracts involves the establishment of a position which is expected to move in a direction opposite to that of the investment being hedged. If these hedging transactions are successful, the futures positions taken would rise in value by an amount which approximately offsets the decline in value of the portion of the Portfolio's investments that is being hedged. Should general market prices move in an unexpected manner, the full anticipated benefits of Futures Contracts may not be achieved or a loss may be realized. There is also the risk of a potential lack of liquidity in the secondary market.

     The effectiveness of entering into Futures Contracts as a hedging technique depends upon the extent to which price movements in the portion of the securities portfolio being hedged correlate with price movements of the stock index selected. The value of a Futures Contract depends upon future movements in the level of the overall stock market measured by the underlying index before the closing out of the Futures Contract. Accordingly, the successful use of Futures Contracts is subject to the Investment Adviser's ability both to select an appropriate index and to predict future price movements over the short term in the overall stock market. The incorrect choice of an index or an incorrect assessment of future price movements over the short term in the overall stock market may result in poorer overall performance than if a Futures Contract had not been purchased. Brokerage costs are incurred in entering into and maintaining Futures Contracts.

       When the Portfolio enters into a Futures Contract, it is initially required to deposit, in a segregated account in the name of the broker performing the transaction, an "initial margin" of cash, U.S. Government securities or other high grade short-term obligations equal to approximately 3% of the contract amount. Initial margin requirements are established by the exchanges on which Futures Contracts trade and may, from time to time, change. In addition, brokers may establish margin deposit requirements in excess of those required by the exchanges. Initial margin in futures transactions is different from margin in securities transactions in that initial margin does not involve the borrowing of funds by a broker's client but is, rather, a good faith deposit on the Futures Contract which will be returned upon the proper termination of the Futures Contract. The margin deposits made are marked to market daily and the Portfolio may be required to make subsequent deposits of cash or eligible securities called "variation margin", with its futures contract clearing broker, which are reflective of price fluctuations in the Futures Contract.


       Currently, investments in Futures Contracts on non-U.S. stock indexes by U.S. investors, such as the Portfolio, can be purchased on such non-U.S. stock indexes as the Osaka Stock Exchange (OSE), Tokyo Stock Exchange (TSE), Hong Kong Futures Exchange (HKFE), Singapore International Monetary Exchange (SIMEX), London International Financial Futures and Options Exchange (LIFFE), Marche Terme International de France (MATIF), Sydney Futures Exchange Ltd. (SFE), Meff Sociedad Rectora de Productos Financieros Derivados de Renta Variable, S.A. (MEFF RENTA VARIABLE), Deutsche Terminborse (DTB), Italian Stock Exchange (ISE), Financiele Termijnmarkt Amsterdam (FTA), and London Securities and Derivatives Exchange, Ltd. (OMLX).

       Exchanges may limit the amount by which the price of a Futures Contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased.

     Another risk which may arise in employing Futures Contracts to protect against the price volatility of portfolio securities is that the prices of an index subject to Futures Contracts (and thereby the Futures Contract prices) may correlate imperfectly with the behavior of the cash prices of portfolio securities. Another such risk is that the price of the Futures Contract may not move in tandem with the change in overall stock market prices against which the Portfolio seeks a hedge.

          Over-the-counter options ("OTC Options") purchased are treated as not readily marketable. (See "Investment Restrictions".)

       The Investment Adviser on behalf of the Portfolio may enter into forward foreign exchange contracts in order to protect the dollar value of all investments in securities denominated in foreign currencies. The precise matching of the forward contract amounts and the value of the securities involved is not always possible because the future value of such securities in foreign currencies changes as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures.

                         FOREIGN EXCHANGE CONTRACTS

       Foreign exchange contracts are made with currency dealers, usually large commercial banks and financial institutions. Although foreign exchange rates are volatile, foreign exchange markets are generally liquid with the equivalent of approximately $500 billion traded worldwide on a typical day.

       While the Portfolio may enter into foreign currency exchange transactions to reduce the risk of loss due to a decline in the value of the hedged currency, these transactions also tend to limit the potential for gain. Forward foreign exchange contracts do not eliminate fluctuations in the prices of a Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible because the future value of such securities in foreign currencies changes as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly unlikely.

                          LOANS OF PORTFOLIO SECURITIES

       Loans up to 30% of the total value of the Portfolio are permitted. Securities of the Portfolio may be loaned if such loans are secured continuously by cash or equivalent liquid securities as collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. By lending securities, the Portfolio's income can be increase by its continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. All or any portion of interest earned on invested collateral may be paid to the borrower. Loans are subject to termination by the Portfolio in the normal settlement time, currently three business days after notice, or by the borrower on one day's notice. Borrowed securities are returned when the loan is terminated. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities are not loaned to Brown Brothers Harriman & Co. or to any affiliate of the Portfolio or Brown Brothers Harriman & Co.

                             SHORT-TERM INVESTMENTS

       The assets of the Portfolio may be invested in non-U.S. dollar denominated and U.S. dollar denominated short-term instruments, including U.S. dollar denominated repurchase agreements. Cash is held for the Portfolio in demand deposit accounts with the Portfolio's custodian bank.Although it is intended that the assets of the Portfolio stay invested in the securities described above and in the Prospectus to the extent practical in light of the Portfolio's investment objective and long-term investment perspective, assets of the Portfolio may be invested in short-term instruments to meet anticipated expenses or for day-to-day operating purposes and when, in the Investment Adviser's opinion, it is advisable to adopt a temporary defensive position because of unusual and adverse conditions affecting the equity markets. In addition, when the Portfolio experiences large cash inflows through additional investments by its investors or the sale of portfolio securities, and desirable equity securities that are consistent with its investment objective are unavailable in sufficient quantities, assets may be held in short-term investments for a limited time pending availability of such equity securities. Short-term instruments consist of foreign and domestic: (i) short-term obligations of sovereign governments, their agencies, instrumentalities, authorities or political subdivisions; (ii) commercial paper; (iii) bank obligations, including negotiable certificates of deposit, fixed time deposits and bankers' acceptances; and (iv) repurchase agreements. Time deposits with a maturity of more than seven days are treated as not readily marketable (see clause (vi) under the caption "State and Federal Restrictions"). At the time the Portfolio's assets are invested in commercial paper, bank obligations or repurchase agreements, the issuer must have outstanding debt rated A or higher by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("Standard & Poor's"); the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Investment Adviser. The assets of the Portfolio may be invested in non-U.S. dollar denominated and U.S. dollar denominated short-term instruments, including U.S. dollar denominated repurchase agreements.

       GOVERNMENT SECURITIES. The assets of the Portfolio may be invested in securities issued by the U.S. Government or sovereign foreign governments, their agencies or instrumentalities. These securities include notes and bonds, zero coupon bonds and stripped principal and interest securities.

       RESTRICTED SECURITIES. Securities that have legal or contractual restrictions on their resale may be acquired for the Portfolio. The price paid for these securities, or received upon resale, may be lower than the price paid or received for similar securities with a more liquid market. Accordingly, the valuation of these securities reflects any limitation on their liquidity. (See "Investment Restrictions".)

         REPURCHASE AGREEMENTS. Repurchase agreements may be entered into for the Portfolio only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one week from the effective date of the repurchase agreement. The Portfolio always receives as collateral securities which are issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. Payment for such securities is made for the Portfolio only upon physical delivery or evidence of book entry transfer to the account of Brown Brothers Harriman & Co. (the "Custodian"). If the Lender defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances.

       WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities, if any, are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no income accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's net asset value. The Portfolio maintains with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. At the time of its acquisition, a when-issued or delayed delivery security may be valued at less than the purchase price. Commitments for such when-issued or delayed delivery securities are made only when there is an intention of actually acquiring the securities. On delivery dates for such transactions, such obligations are met from maturities or sales of securities and/or from cash flow. If the right to acquire a when-issued or delayed delivery security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued or delayed delivery commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of its total assets, less liabilities other than the obligations created by when-issued or delayed delivery commitments.

       INVESTMENT COMPANY SECURITIES. Subject to applicable statutory and regulatory limitations, the assets of the Portfolio may be invested in shares of other investment companies. Under the 1940 Act, assets of the Portfolio may be invested in shares of other investment companies in connection with a merger, consolidation, acquisition or reorganization or if immediately after such investment (i) 10% or less of the market value of the Portfolio's total assets would be so invested, (ii) 5% or less of the market value of the Portfolio's total assets would be invested in the shares of any one such company, and (iii) 3% or less of the total outstanding voting stock of any other investment company would be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

ADDITIONAL INVESTMENT INFORMATION

         In response to adverse market, economic, political or other conditions, the Portfolio may make temporary investments that are not consistent with its investment objective and principal investment strategies. Such investments may prevent the Portfolio from achieving its investment objective.

INVESTMENT RESTRICTIONS

       The Portfolio is operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Part B, the term "majority of the outstanding voting securities" as defined in the 1940 Act currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of the outstanding voting securities, whichever is less.

         The Portfolio may not:

       (1) borrow money or mortgage or hypothecate its assets, except that in an amount not to exceed 1/3 of the current value of its net assets, it may borrow money as a temporary measure for extraordinary or emergency purposes, and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings (it is intended that money will be borrowed only from banks and only either to accommodate requests for the withdrawal of part or all of an interest in the Portfolio while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

       (2) purchase any security or evidence of interest therein on margin, except that such short-term credit as may be necessary for the clearance of purchases and sales of securities may be obtained and except that deposits of initial deposit and variation margin may be made in connection with the purchase, ownership, holding or sale of futures;

       (3) write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent (i) the purchase, ownership, holding or sale of warrants where the grantor of the warrants is the issuer of the underlying securities, or (ii) the purchase, ownership, holding or sale of futures and options, other than the writing of put options;

       (4) underwrite securities issued by other persons except insofar as it may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act") in selling a portfolio security;

       (5) make loans to other persons except (a) through the lending of its portfolio securities and provided that any such loans not exceed 30% of its net assets (taken at market value), (b) through the use of repurchase agreements or the purchase of short-term obligations and provided that not more than 10% of its net assets is invested in repurchase agreements maturing in more than seven days, or (c) by purchasing, subject to the limitation in paragraph (6) below, a portion of an issue of debt securities of types commonly distributed privately to financial institutions, for which purposes the purchase of short-term commercial paper or a portion of an issue of debt securities which are part of an issue to the public shall not be considered the making of a loan;

       (6) knowingly invest in securities which are subject to legal or contractual restrictions on resale (other than repurchase agreements maturing in not more than seven days) if, as a result thereof, more than 10% of its net assets (taken at market value) would be so invested (including repurchase agreements maturing in more than seven days);

       (7) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities is reserved);

       (8) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 10% of its net assets (taken at market value) is represented by such securities, or securities convertible into or exchangeable for such securities, at any one time (it is the present intention of management to make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes; such sales would not be made of securities subject to outstanding options);

       (9) concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of its investment objective, up to 25% of its assets, at market value at the time of each investment, may be invested in any one industry, except that positions in futures or option contracts shall not be subject to this restriction; or

       (10) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.


         NON-FUNDAMENTAL RESTRICTIONS. The Portfolio may not as a matter of operating policy: (i) invest more than 10% of its net assets (taken at the greater of cost or market value) in restricted securities or (iii) invest less than 65% of the value of the total assets of the Portfolio is invested in equity securities of companies based in countries in which it may invest. For these purposes, equity securities are defined as common stock, securities convertible into common stock, rights and warrants, and include securities purchased directly and in the form of American Depositary Receipts, Global Depositary Receipts or other similar securities representing common stock of foreign-based companies.

These policies are not fundamental and may be changed without investor approval.

       The Portfolio is classified as "non-diversified" under the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets which may be invested in securities of a single issuer (although certain diversification requirements are imposed by the Internal Revenue Code of 1986, as amended).


     PERCENTAGE AND RATING RESTRICTIONS. If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy.


ITEM 13.  MANAGEMENT OF THE PORTFOLIO.

                                   MANAGEMENT


     Information pertaining to the Trustees and officers of the Portfolio is set forth below.

----------------------- --------------- ---------------- -------------------------- -------------- ---------------
                                                                                    Number of
                                                                                    Funds/
                                                                                    Portfolios
                        Position(s)     Term of                                     in Fund        Other
                        Held with       Office# and                                 Complex        Directorships
Name, Address, and Age  Portfolio       Length of Time   Principal Occupation(s)    Overseen by    Held by
                                        Served           During Past 5 Years        Director^      Director
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
"Interested"
Trustees:
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Joseph V. Shields,      Chairman of      Since 1999       Managing Director,         12             None
Jr.* (aged 63) -        the Board and                     Chairman and Chief
Shields & Company,      Trustee                           Executive Officer of
140 Broadway, New                                         Shields & Company
York, NY  10005                                           (registered
                                                          broker-dealer and member
                                                          of New York Stock
                                                          Exchange); Chairman of
                                                          Capital Management
                                                          Associates, Inc.
                                                          (registered investment
                                                          adviser); Vice Chairman
                                                          and Trustee of New York
                                                          Racing Association;
                                                          Director of Flowers
                                                          Industries, Inc.
                                                          (diversified food
                                                          company).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
"Independent" **
Trustees:
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Eugene P. Beard (aged   Trustee          Since 1999       Vice Chairman - Finance/   12             Director of
66) - The Interpublic                                     Operations and CFO (May                   Old Westbury
Group of Companies,                                       1995 - February 2000) and                 Funds (5)
Inc., 20 Marshall                                         Special Advisor (March
Street, Suite 210, S.                                     2000 - Present), The
Norwalk, CT  06854                                        Interpublic Group of
                                                          Companies, Inc.
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Richard L. Carpenter     Trustee         Since 1995       Retired; Director of       12             Trustee of
(aged 68) - 10820                                         Investments, Pennsylvania                 Islamic Global
North La Quinta Drive,                                    Public School Employees'                  Equity Fund
Tucson, AZ  85737                                         Retirement System (until
                                                          December 1997).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Clifford A. Clark       Trustee          Since 1995       Retired.                   12             Trustee of
(aged 71) - 42 Clowes                                                                               Islamic Global
Drive, Falmouth, MA                                                                                 Equity Fund
02540
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
David P. Feldman (aged  Trustee          Since 1999       Retired; Chairman and CEO  12             Director of
62) - 3 Tall Oaks                                         of AT&T Investment                        Dreyfus Mutual
Drive, Warren, NJ 07059                                   Management Corporation                    Funds (59
                                                          (until May 1997);                         Funds)
                                                          Director of Jeffrey Co.
                                                          (1992 to present);
                                                          Director of QMED (1999 to
                                                          present).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
J. Angus Ivory (aged    Trustee          Since 1999       Retired; Director of       12             Trustee of
69) - Greenway Farm,                                      Brown Brothers Harriman                   Islamic Global
Tockenham, Swindon,                                       Ltd. (subsidiary of Brown                 Equity Fund
Wiltshire, SN4 7PP                                        Brothers Harriman & Co.)
England                                                   (until December 2001);
                                                          Director of Old Daily
                                                          Equity Fund Saddlery
                                                          (1992 to present);
                                                          Advisor, RAF Central
                                                          Fund (1992 to
                                                          present).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Alan G. Lowy (aged 62)   Trustee         Since 1999       Private Investor.          12             None
- 4111 Clear Valley
Drive, Encino, CA
91436
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Arthur D. Miltenberger  Trustee          Since 1999       Retired; Executive Vice    12             None
(aged 63) - Richard K.                                    President and Chief
Mellon & Sons, P.O.                                       Financial Officer of
Box RKM, Ligonier, PA                                     Richard K. Mellon and
15658                                                     Sons (private foundation)
                                                          (until June 1998);
                                                          Vice President and
                                                          Treasurer of Richard
                                                          King Mellon Foundation
                                                          (until June 1998);
                                                          Trustee, R.K. Mellon
                                                          Family Trusts (since
                                                          1981); General
                                                          Partner, Mellon Family
                                                          Investment Company IV,
                                                          V and VI; Director of
                                                          Aerostructures
                                                          Corporation (aircraft
                                                          manufacturer) (since
                                                          1996).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Officers:
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Timothy J. Connelly     President        Since August     President of all           N/A            N/A
(age 43) -                               2002             registered investment
50 Milk Street                                            companies in BBH
New York, NY  10005                                       Fund complex
                                                          (currently 12^); Partner
                                                          (since January 2001) and
                                                          Managing Director (since
                                                          October 1996) of Brown
                                                          Brothers Harriman & Co.
                                                          ("BBH & Co.").
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Michael D. Martins      Vice President,  Since August     Vice President, Treasurer, N/A            N/A
(age 36) -              Treasurer,       2002             Principal Accounting
59 Wall Street          Principal                         Officer and Principal
New York, NY  10005     Accounting Officer                Financial Officer of
                        and Principal                     all registered investment
                        Financial                         companies in BBH Fund
                        Officer                           complex (currently
                                                          12^); Vice President
                                                          (since April 2002) and
                                                          Assistant Vice President
                                                          (since December 1996) of
                                                          of BBH & Co.
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Gail C. Jones           Secretary        Since August     Secretary of all           N/A            N/A
(age 49) -                               2002             registered investment
c/o Federated Services                                    companies in BBH Fund
Company, 1001 Liberty                                     complex (currently 12^);
Ave., Pittsburgh, PA                                      Corporate Counsel (since
15222-3779                                                January 1997) and Vice
                                                          President (since January
                                                          1999) of Federated
                                                          Services Company.
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Peter J. Germain        Vice President   Since August     Vice President of all      N/A            N/A
(age 43) -                               2002             registered investment
c/o Federated Services                                    companies in BBH Fund
Company, 1001 Liberty                                     complex (currently 12^);
Ave., Pittsburgh, PA                                      Senior Vice President
15222-3779                                                of Federated Services
                                                          Company (since
                                                          November 1997).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Judith J. Mackin        Vice President   Since August     Vice President of all      N/A            N/A
(age 42) -                               2002             registered investment
c/o Federated Services                                    companies in BBH Fund
Company, 1001 Liberty                                     complex (currently 12^);
Ave., Pittsburgh, PA                                      Vice President of
15222-3779                                                Federated Services
                                                          Company (since
                                                          November 1997).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Victor Siclari          Assistant        Since August     Assistant Secretary of     N/A            N/A
(age 41) -              Secretary        2002             all registered
c/o Federated Services                                    investment companies
Company, 1001 Liberty                                     in BBH Fund complex
Ave., Pittsburgh, PA                                      (currently 12^);
15222-3779                                                Vice President (since
                                                          March 1996) and Senior
                                                          Corporate Counsel (since
                                                          July 1998) of Federated
                                                          Investors, Inc.
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Nancy D. Osborn         Assistant        Since August     Assistant Secretary of     N/A            N/A
(age 36) -              Secretary        2002             all registered
59 Wall Street                                            investment companies
New York, NY  10005                                       in BBH Fund complex
                                                          (currently 12^);
                                                          Associate of BBH & Co.
                                                          (since April 1996).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
John C. Smith, II       Assistant        Since August     Assistant Treasurer of     N/A            N/A
(age 37) -              Treasurer        2002             all registered
50 Milk Street                                            investment companies
Boston, MA  02109                                         in BBH Fund complex
                                                          (currently 12^);
                                                          Assistant Vice President
                                                          (since September 2001),
                                                          Associate (September
                                                          2000 - August 2001) and
                                                          Senior Analyst (June 1999
                                                          - August 2000) of
                                                          BBH & Co.; Manager, Fund
                                                          Administration, State
                                                          Street Bank and Trust
                                                          Company (June 1997 -
                                                          May 1999).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------
Gregory Lomakin         Assistant        Since August     Assistant Treasurer of     N/A            N/A
(age 37) -              Secretary        2002             all registered
50 Milk Street                                            investment companies
Boston, MA  02109                                         in BBH Fund complex
                                                          (currently 12^);
                                                          Assistant Vice President
                                                          (since September 2001)
                                                          and Associate (May 1998 -
                                                          August 2001) of BBH & Co.;
                                                          Senior Analyst, Keystone
                                                          Financial Group (May 1992
                                                          - April 1998).
----------------------- ---------------- ---------------- -------------------------- -------------- ---------------

# Each Trustee of the Portfolio holds office until he or she attains the age of 70 (72, in the case of Trustees who were elected as such before January 1, 2000), or until he or she sooner dies, resigns or is removed from office in accordance with the provisions of the Portfolio's Declaration of Trust . Each officer of the Portfolio holds office until his or her successor has been duly elected and qualified, unless he or she sooner resigns or is removed from office in accordance with the Portfolio's By-Laws.

^ The Fund Complex consists of BBH Fund, Inc., BBH Trust, BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH U.S. Money Market Portfolio, BBH U.S. Equity Portfolio, BBH International Equity Portfolio, BBH European Equity Portfolio, BBH Pacific Basin Equity Portfolio, BBH High Yield Fixed Income Portfolio, BBH Broad Market Fixed Income Portfolio and BBH Global Equity Portfolio. BBH Fund, Inc., which has eight series, and BBH Trust, which has four series, are each counted as one "fund" for purposes of this table.

* Mr. Shields is an "interested person" of the Portfolio because of his affiliation with a registered broker-dealer.

**   As defined under "Board of Trustees" below.


BOARD OF TRUSTEES

      The Portfolio's Trustees, in addition to supervising the actions of the Portfolio's Investment Adviser and Administrator, as set forth below, decide upon matters of general policy with respect to the Portfolio. Each Board meets at least quarterly to review the investment performance of the Fund and the Portfolio and other operational matters, including policies and procedures designed to promote compliance with various regulatory requirements. At least annually, the Trustees of the Portfolio who are not "interested persons" thereof (as defined in the 1940 Act) (the "Independent Trustees") review the fees paid to the Investment Adviser for investment advisory services, and evaluate, among other things, the quality of such services and comparative fee information with respect to similar investment companies. The Independent Trustees are assisted in this process by independent legal counsel.

      The Independent Trustees who are not "interested persons" thereof (the "Independent Directors") serve on separate Audit Committees that select the independent public accounts for the Portfolio and review accounting policies and controls. Each Audit Committee held four meetings during the last fiscal year.

     Messrs. Shields, Feldman and Carpenter serve on a Valuation Committee for the Portfolio that meets on an as-needed basis (and in any event not less frequently than monthly) to determine the "fair value" of any security for which market quotations are not readily available. The Valuation Committee held five meetings during the last fiscal year.

                Trustee Equity Ownership As Of 12/31/01

                                                                           Aggregate Dollar Range of Equity
                                                                           Securities in All Registered Investment
                              Dollar Range of Equity Securities           Companies Overseen by Trustee in
Name of Trustee               and Portfolio                                Family of Investment Companies
------------------------      ------------------------------------         --------------------

Eugene P. Beard               None                                         None

David P. Feldman              None                                         $10,001 - $50,000

Alan G. Lowy                  None                                         None

Arthur D. Miltenberger        None                                         Over $100,000

Richard L. Carpenter          None                                         None

Clifford A. Clark             None                                         $50,001 - $100,000

J. Angus Ivory                None                                         None



      As of January 31, 2002, The 59 Wall Street International Equity Fund (the "Fund") owned 65.5%, Future Value Inc. owned 16.9% and Brown Brothers Harriman Employees' Pension Plan owned 8.6% of the outstanding beneficial interests in the Portfolio.




 The Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its shareholders and will cast its vote as instructed by those shareholders.

COMPENSATION

      Each Trustee of the Portfolio receives a base annual fee of $15,000 (except the Chairman who receives a base annual fee of $20,000) and such base annual fee is allocated among all series of BBH Fund, Inc. and BBH Trust, respectively, the Portfolio, and any other active BBH portfolios having the same Board of Trustees (in each case, based upon their respective net assets). In addition, each series of BBH Fund, Inc. and BBH Trust, the Portfolio and any other active BBH portfolio that has commenced operations pays an annual fee to each Trustee of $1,000.

          Trustee Compensation For Fiscal Year Ended 10/31/01


                                                                                                Total Compensation
                          Aggregate              Pension or Retirement   Estimated Annual       from Fund Complex^
Name of Person,           Compensation from      Benefits Accrued as     Benefits upon          paid to
Position                  the Portfolio          Part of Portfolio Expenses   Retirement        Trustee
                          --------------------------------------------   ------------------     ----------------

Joseph V. Shields, Jr.,   $1,620                 None                    None                   $40,250
Trustee

Eugene P. Beard,          $1,465                 None                    None                   $35,250
Trustee

Richard L. Carpenter,     $1,465                 None                    None                   $35,250
Trustee

Clifford A. Clark,        $1,465                 None                    None                   $35,250
Trustee

David P. Feldman,         $1,465                 None                    None                   $35,250
Trustee

J. Angus Ivory,           $1,465                 None                    None                   $35,250
Trustee

Alan G. Lowy,             $1,465                 None                    None                   $35,250
Trustee

Arthur D. Miltenberger,   $1,465                 None                    None                   $35,250
Trustee

David M. Seitzman,        $752                   None                    None                   $17,250
Trustee
Emeritus**

^    See corresponding note to "Trustees" table, above.

**   As of May 26, 2001.

      Because of the services rendered to the Portfolio by the Investment Adviser to the Portfolio by their respective Administrators, the the Portfolio require no employees other than their respective officers, and the officers receive no compensation from the Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

       INVESTMENT ADVISER. Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman & Co. provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman & Co. to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions and to manage, generally, the Portfolio's investments.

       The investment advisory services of Brown Brothers Harriman & Co. to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman & Co. is free to and does render investment advisory services to others, including other registered investment companies.

       The Investment Advisory Agreement between Brown Brothers Harriman & Co. and the Portfolio is dated August 23, 1994 and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio, or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940 Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was most recently approved by the Independent Trustees on November 9, 2001. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio on 60 days' written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on 90 days' written notice to the Portfolio

     The investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.65% of the Portfolio's average daily net assets. For the fiscal years ended October 31, 2001, 2000 and 1999, the Portfolio incurred $1,184,502, $837,536 and $429,256, respectively for advisory fees.

     Pursuant to a license agreement between the Portfolio and Brown Brothers Harriman & Co. dated May 9, 2000, the Portfolio may continue to use in its name BBH. The agreement may be terminated by Brown Brothers Harriman & Co. at any time upon written notice to the Portfolio upon the expiration or earlier termination of any investment advisory agreement between the Portfolio and Brown Brothers Harriman & Co. Termination of the agreement would require the Portfolio to change its name to eliminate all reference to BBH.

         ADMINISTRATOR. Brown Brothers Harriman Trust Company acts as the Administrator of the Portfolio. Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of Brown Brothers Harriman & Co.

         Brown Brothers Harriman Trust Company, LLC in its capacity as Administrator, administers all aspects of the Portfolio's operations subject to the supervision of the Trustees except as set forth above under "Investment Adviser". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's registration statement for filing with the Securities and Exchange Commission (the "SEC"), and the preparation of tax returns for the Portfolio and reports to investors and the SEC.

     The adminstrative fee payable to Brown Brothers Harriman Trust Company, LLC from the Portfolio is calculated daily and payable monthly at an annual rate equal to 0.035% of the Portfolio's average daily net assets. For the fiscal years ended October 31, 2001, 2000 and 1999, the Portfolio incurred $63,781, $45,098 and $23,114 , respectively, for administrative services.

     The Administration Agreement between the Portfolio and Brown Brothers Harriman Trust Company, LLC (dated March 1, 1999) will remain in effect for successive annual periods, but only so long as the agreement is specifically approved at least annually in the same manner as the Investment Advisory Agreement (see "Investment Adviser"). The Independent Trustees most recently approved the Portfolio's Administration Agreement on November 9, 2001. The agreement will terminate automatically if assigned by either party thereto and is terminable by the Portfolio at any time without penalty by a vote of a majority of the Trustees of the Portfolio, or by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. The agreement is terminable by the Administrator on 90 days' written notice to the Portfolio.


     Pursuant to separate Subadministrative Services Agreements between Brown Brothers Harriman Trust Company, LLC and each of Federated Services Company ("Federated") and Brown Brothers Harriman & Co. (each, a "Subadministrator"), the Subadministrators perform such subadministrative duties for the Portfolio as are from time to time agreed upon by Brown Brothers Harriman Trust Company, LLC and each Subadministrator. The offices of Federated are located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. The offices of Brown Brothers Harriman & Co. are located at 59 Wall Street, New York, New York 10005. The Subadministrators' subadministrative duties may include, but are not necessarily limited to, providing equipment and clerical personnel necessary for maintaining the organization of the Portfolio, participating in the preparation of documents required for compliance by the Portfolio with applicable laws and regulations, preparing certain documents in connection with meetings of Trustees and shareholders of the Portfolio, and other functions that would otherwise be performed by Brown Brothers Harriman Trust Company, LLC as set forth above. For performing such subadministrative services, each Subadministrator receives such compensation from Brown Brothers Harriman Trust Company, LLC as is from time to time agreed to between Brown Brothers Harriman Trust Company, LLC and each Subadministrator, which fees, in the aggregate, may not exceed the amount paid to Brown Brothers Harriman Trust Company, LLC by the Portfolio.


EXPENSE PAYMENT AGREEMENT

      Under an agreement dated March 1, 1999, Brown Brothers Harriman Trust Company, LLC pays the expenses of the Portfolio, other than fees paid to Brown Brothers Harriman & Co. under the Portfolio's Administration Agreement and other than expenses relating to the organization of the Portfolio. In return, Brown Brothers Harriman Trust Company, LLC receives a fee from the Portfolio such that after such payment the aggregate expenses of the Portfolio do not exceed an agreed upon annual rate, currently 0.90% of the average daily net assets of the Portfolio. Such fees are computed daily and paid monthly. The agreement terminated on January 1, 2001.


                                PLACEMENT AGENT


     The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. Effective September 16, 2002, Edgewood Services, Inc. ("Edgewood") serves as the Portfolio's placement agent, for which it receives no compensation. Its offices are located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. The Distributor's Contract dated as of September 16, 2002 between the Corporation and Edgewood remains in effect for two years from the date of its execution and thereafter, but only so long as the continuance of such agreement is specifically approved at least annually in conformity with the requirements of the 1940 Act. The Distributor's Contract was first approved by the Independent Trustees of the Portfolio on August 6, 2002. The agreement terminates automatically in the event of its assignment, and may be terminated (i) with respect to the Portfolio at any time, without penalty, by the Board of Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on not more than sixty (60) days' written notice to Edgewood, and
(ii) by Edgewood on sixty (60) days' written notice to the Portfolio.


                                    CUSTODIAN

        Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109, is the Custodian for the Portfolio.

         As Custodian, it is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the net asset value and net income of the Portfolio.

                              INDEPENDENT AUDITORS

       Deloitte & Touche LLP are the independent auditors of the Portfolio.

                                 Code of Ethics

The Portfolio, the Adviser and the Placement Agent each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code of ethics to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions. The code of ethics of the Portfolio, the Adviser and the Placement Agent are on file with and are available from the SEC by calling 1-202-942-8090. Additionally, this information is available on the EDGAR database at the SEC's internet site at http://www.sec.gov. A copy may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Portfolio is managed actively in pursuit of its investment objective. Securities are not traded for short-term profits but, when circumstances warrant, securities are sold without regard to the length of time held. A 100% annual turnover rate would occur, for example, if all portfolio securities (excluding short-term obligations) were replaced once in a period of one year. For the fiscal years ended October 31, 2001 and 2000, the portfolio turnover rate of the Portfolio was 21% and 37%, respectively. The amount of brokerage commissions and taxes on realized capital gains to be borne by the investors tend to increase as the level of portfolio activity increases.

       In effecting securities transactions the Investment Adviser seeks to obtain the best price and execution of orders. In selecting a broker, the Investment Adviser considers a number of factors, including: the broker's ability to execute orders without disturbing the market price; the broker's
reliability  for  prompt,   accurate   confirmations  and  on-time  delivery  of
securities; the broker's financial condition and responsibility; the research and other information provided by the broker; and the commissions charged. Accordingly, the commissions charged by any such broker may be greater than the amount another firm might charge if the Investment Adviser determines in good faith that the amount of such commissions is reasonable in relation to the value of the brokerage services and research information provided by such broker.

     For the fiscal years ended October 31, 1999, 2000 and 2001, the aggregate commissions paid by the Portfolio were $178,567, $228,515 and $323,275, respectively.

      A portion of the transactions for the Portfolio are executed through qualified brokers other than Brown Brothers Harriman In selecting such brokers, the Investment Adviser may consider the research and other investment information provided by such brokers. The Investment Adviser may direct a portion of the Portfolio's securities transactions to certain unaffiliated brokers which in turn use a portion of the commissions they receive from the Portfolio to pay other unaffiliated service providers on behalf of the Portfolio for services provided for which the Portfolio would otherwise be obligated to pay. Such commissions paid by the Portfolio are at the same rate paid to other brokers for effecting similar transactions in listed equity securities.

       Research services provided by brokers to which Brown Brothers Harriman & Co. has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Investment Adviser's clients and not solely or necessarily for the benefit of the Portfolio. The Investment Adviser believes that the value of research services received is not determinable nor does such research significantly reduce its expenses. The Portfolio does not reduce the fee paid to the Investment Adviser by any amount that might be attributable to the value of such services.

       Portfolio securities are not purchased from or sold to the Administrator or Investment Adviser or any "affiliated person" (as defined in the 1940 Act) of the Administrator or Investment Adviser when such entities are acting as principals, except to the extent permitted by law.

       A committee, comprised of officers and partners of Brown Brothers Harriman & Co. who are portfolio managers of some of Brown Brothers Harriman & Co.'s managed accounts (the "Managed Accounts"), evaluates semi-annually the nature and quality of the brokerage and research services provided by brokers, and, based on this evaluation, establishes a list and projected ranking of preferred brokers for use in determining the relative amounts of commissions to be allocated to such brokers. However, in any semi-annual period, brokers not on the list may be used, and the relative amounts of brokerage commissions paid to the brokers on the list may vary substantially from the projected rankings.

       The Trustees of the Portfolio review regularly the reasonableness of commissions and other transaction costs incurred for the Portfolio in light of facts and circumstances deemed relevant from time to time and, in that connection, receive reports from the Investment Adviser and published data concerning transaction costs incurred by institutional investors generally.

       Over-the-counter purchases and sales are transacted directly with principal market makers, except in those circumstances in which, in the judgment of the Investment Adviser, better prices and execution of orders can otherwise be obtained. If the Portfolio effects a closing transaction with respect to a futures or option contract, such transaction normally would be executed by the same broker-dealer who executed the opening transaction. The writing of options by the Portfolio may be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Investment Adviser for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

       On those occasions when Brown Brothers Harriman & Co. deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman & Co., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman & Co. in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

       The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

       Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment). Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

       The end of the Portfolio's fiscal year is October 31.

       Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

       It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries may be directed to Brown Brothers Harriman & Co., 59 Wall Street, New York, NY 10005, (800) 625-5759.


       The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

       Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

       The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

       Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

       An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

       There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

       The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

       Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading. At 4:00 P.M., New York time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 P.M. New York time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., New York time on the following business day of the Portfolio.


       The net income and capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m., New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m., New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination.


       For this purpose the "net income" of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Investment Adviser and Administrator of the Portfolio).

      The value of an investor's investment in the Portfolio is determined by multiplying the value of the Portfolio's net assets by the percentage, effective for that day, which represents the investor's share of the aggregate beneficial interests in the Portfolio.

     The value of investments listed on a domestic securities exchange is based on the last sale prices as of the regular close of the New York Stock Exchange (which is currently 4:00 P.M., New York time) or, in the absence of recorded sales, at the average of readily available closing bid and asked prices on such Exchange. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time at which net assets are valued.

       Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security.

       Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Portfolio's Trustees. Such procedures include the use of independent pricing services, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired was more than 60 days, unless this is determined not to represent fair value by the Trustees of the Portfolio.

     Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of the New York Stock Exchange and may also take place on days the New York Stock Exchange is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities would be valued at fair value in accordance with procedures established by and under the general supervision of the Portfolio's Trustees. A domestic exchange-traded security may also be fair valued if events materially affecting the price of the security occur between the time the exchange on which the security or other asset is traded closes and the time the Portfolio values its assets.

       If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rules of the Securities and Exchange Commission (the "SEC"). If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined.

       An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

       The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

       The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.


ITEM 20.  TAX STATUS.

       The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

       Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

       It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where, if applicable, the Portfolio acquires a put or writes a call thereon. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

       Forward currency contracts, options and futures contracts entered into by the Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by the Portfolio on forward currency contracts, options and futures contracts or on the underlying securities. Straddles may also result in the loss of the holding period of underlying securities for purposes of the 30% of gross income test described above, and therefore, the Portfolio's ability to enter into forward currency contracts, options and futures contracts may be limited.

       Certain options, futures and foreign currency contracts held by the Portfolio at the end of each fiscal year will be required to be "marked to market" for federal income tax purposes--i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long the Portfolio has held such options or futures. Any gain or loss recognized on foreign currency contracts will be treated as ordinary income.

       FOREIGN TAXES. The Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries.

       OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21.  UNDERWRITERS.


     The placement agent for the Portfolio is Edgewood Services, Inc., which receives no compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

       The Portfolio's current annual report to shareholders as filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is hereby incorporated herein by reference.

WS5313i

                                     PART C


ITEM 23.  EXHIBITS.


         (a)   Declaration of Trust of the Registrant as amended(2)

         (b)   By-Laws of the Registrant(2)

         (d) Investment Advisory Agreement between the Registrant and Brown Brothers Harriman & Co.(2)

         (g) Custodian Contract between the Registrant and State Street Bank and Trust Company(1)

         (g)(i) Amendment to Custodian Contract between the Registrant and State Street Bank and Trust Company (4)

         (g)(ii) Form of Custodian Agreement between the Registrant and Brown Brothers Harriman & Co. (5)

         (h)(i)Administration Agreement between the Registrant and Brown Brothers Harriman Trust Company (Cayman) Limited(1)

         (h)(ii) Administration Agreement between the Registrant and Brown Brothers Harriman Trust Company(3)

         (h)(iii)Subadministrative Services Agreement between the Registrant and Brown Brothers Harriman Trust Company (Cayman) Limited(1)

         (h)(iv) Subadministrative Services Agreement between the Registrant and Brown Brothers Harriman Trust Company (3)

         (h)(v)Expense Payment Agreement between the Registrant and Brown Brothers Harriman Trust Company (3)

         (h)(vi) License Agreement between the Registrant and
               Brown Brothers Harriman & Co. (5)

         (l)   Investment representation letters of initial investors(1)

         (p)(i) Code of Ethics of the Portfolio (5)

         (p)(ii) Code of Ethics of the Investment Adviser (5)

         (p)(ii) Code of Ethics of the Placement Agent (5)

         27    Financial Data Schedule(4)

      ----------------
(1) Incorporated herein by reference from the registration statement as initially filed with the Securities and Exchange Commission on March 8, 1995.

(2) Incorporated herein by reference from Amendment No. 1 to the registration statement as filed with the Securities and Exchange Commission on February 28, 1996.

(3) Incorporated herein by reference from Amendment No. 4 to the registration statement as filed with the Securities and Exchange Commission on February 28, 1999.

(4) Incorporated herein by reference from Amendment No. 5 to the registration statement as filed with the Securities and Exchange Commission on February 29, 2000.

(5) Incorporated herein by reference from Amendment No. 6 to the registration statement as filed with the Securities and Exchange Commission on June 30, 2000.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  Not applicable.

ITEM 25.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

         The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         The Registrant's investment adviser, Brown Brothers Harriman & Co., is a New York limited partnership. Brown Brothers Harriman & Co. conducts a general banking business and is a member of the New York Stock Exchange.

       To the knowledge of the Registrant, none of the general partners or officers of Brown Brothers Harriman & Co. is engaged in any other business, profession, vocation or employment of a substantial nature.

ITEM 27.  PRINCIPAL UNDERWRITERS.

         Not applicable.
                                       C-2

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

         All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained at the offices of:

         BBH International Equity Portfolio
         63 Wall Street
         New York, NY  10005

         Brown Brothers Harriman & Co.
         59 Wall Street
         New York, NY 10005
         (investment adviser)

         Brown Brothers Harriman Trust Company, LLC
         63 Wall Street
         New York, NY  10005
         (administrator)

         Federated Services Company
         Federated Investors Tower
         1001 Liberty Avenue
         Pittsburgh, PA  15222-3779
         (subadministrator)

         Edgewood Services, Inc.
         Federated Investors Tower
         1001 Liberty Avenue
         Pittsburgh, PA  15222-3779
         (placement agent)

         Brown Brothers Harriman & Co.
         40 Water Street
         Boston, MA  02109
         (custodian)

ITEM 29.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 30.  UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, BBH International Equity Portfolio has duly caused this registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, Massachusetts on the 13th day of September, 2002.

BBH INTERNATIONAL EQUITY PORTFOLIO



By: /s/TIMOTHY J. CONNELLY
    Timothy J. Connelly, President